EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 24, 2005, with respect to the consolidated financial statements of Barrier Therapeutics, Inc. included in its Annual Report (Form 10-K) for the fiscal year ending December 31, 2004 in the Registration Statement on Form S-8 pertaining to the 2004 Stock Incentive Plan and Employee Stock Purchase Plan of Barrier Therapeutics, Inc. filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

MetroPark, New Jersey
May 20, 2005